Exhibit 99.1

Codexis Reports Second Quarter 2019 Financial Results

Product revenue up 68%; R&D revenue spread over wider base of customers and markets

Conference call begins at 4:30 pm Eastern time today

REDWOOD CITY, Calif. (August 6, 2019) - Codexis, Inc. (Nasdaq: CDXS), a leading protein engineering company, announces financial results for the three and six months ended June 30, 2019 and provides a business update.

“Product revenue increased a very solid 68% over the prior-year period with strong contributions from Merck, Urovant Sciences and four additional global Top 25 pharmaceutical customers,” said Codexis President and CEO John Nicols. “R&D revenue was spread across an increasingly wider base of customers including Nestlé Health Science, four global Top 25 pharmaceutical customers, and two new customers in two new verticals. We also secured a dedicated R&D project team working with another new global customer targeting an entirely different molecular diagnostics application class for Codexis. R&D revenue for the second quarter of this year would have increased by double digit percent excluding the R&D service revenue from Tate & Lyle in the prior year. Our updated Pipeline Snapshot for the year ending June 30 reinforces our growing and widening base of commercializing protein innovations.

“Additionally, we are delighted with Casdin Capital’s $50 million investment in Codexis, as announced in June. We appreciate their confidence and their recognition of the versatility of our CodeEvolver® platform technology and the value we are creating for our customers,” Nicols added. “We ended the second quarter with more than $93 million in cash and cash equivalents, and have the requisite financial resources to capitalize on a variety of potential growth opportunities in multiple end markets.”

Second Quarter Financial Highlights
Codexis is reporting two business segments: the Performance Enzymes segment, which consists of its protein catalyst and enzyme product and service offerings with a focus on pharmaceutical, food, molecular diagnostics and other industrial markets; and the Novel Biotherapeutics discovery and development segment.

Total revenues for the second quarter of 2019 were $12.3 million, compared with $13.5 million for the second quarter of 2018. Product revenue was $6.2 million, up 68% from $3.7 million for the second quarter of 2018, with the increase reflecting customer demand for enzymes for both generic and branded products. Research and development (R&D) revenue for the second quarter of 2019 was $6.1 million, compared with $9.8 million for the prior-year period. The decrease was primarily due to completion in the prior year of services to Tate & Lyle for their sweetener product, partially offset by the revenue recognition of a software license fee from Merck in the second quarter of 2019. R&D revenue for the second quarter of 2019 included $4.3 million from the Performance Enzymes segment and $1.7 million from the Novel Biotherapeutics segment. R&D revenue for the second quarter of 2018 included $7.4 million from the Performance Enzymes segment and $2.4 million from the Novel Biotherapeutics segment.

Gross margin on product revenue for the second quarter of 2019 was 56%, up from 30% for the second quarter of 2018, with the increase due to product mix.

R&D expenses were $8.3 million for the second quarter of 2019, compared with $7.4 million for the second quarter of 2018, with the increase primarily due to higher expenses related to headcount, allocation of occupancy-related costs and increases in lab supplies, partially offset by lower outside services. R&D expenses for the second quarter

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of 2019 included $5.1 million from the Performance Enzymes segment and $2.9 million from the Novel Biotherapeutics segment. R&D expenses for the second quarter of 2018 included $4.7 million from the Performance Enzymes segment and $2.4 million from the Novel Biotherapeutics segment.

Selling, general and administrative (SG&A) expenses for the second quarter of 2019 were $7.9 million, compared with $7.4 million for the second quarter of 2018, with the increase primarily due to higher costs associated with facilities and headcount, partially offset by lower stock compensation. SG&A expenses for the second quarter of 2019 included $2.4 million from the Performance Enzymes segment, $0.6 million from the Novel Biotherapeutics segment and the remaining portion is included in $5.1 million in corporate overhead and depreciation and amortization expense. SG&A expenses for the second quarter of 2018 included $1.7 million from the Performance Enzymes segment, $0.3 million from Novel Biotherapeutics and the remaining portion is included in $5.5 million in corporate overhead, depreciation and amortization expense.

The net loss for the second quarter of 2019 was $6.5 million, or 0.12 per share, compared with a net loss for the second quarter of 2018 of $3.7 million, or 0.07 per share. Non-GAAP net loss for the second quarter of 2019 was $4.1 million, or 0.08 per share, compared with a non-GAAP net loss for the second quarter of 2018 of $1.0 million, or $0.02 per share. A reconciliation of GAAP to non-GAAP measures is provided below.

Year-to-date Financial Results
Total revenues for the six months ended June 30, 2019 were $27.9 million, compared with $27.6 million for the six months ended June 30, 2018 and included $13.7 million in R&D revenue and $14.2 million in product revenue. R&D revenue for the first six months of 2019 included $6.4 million from the Performance Enzymes segment and $7.2 million from the Novel Biotherapeutics segment. R&D revenue for the first six months of 2018 included $12.0 million from the Performance Enzymes segment and $5.7 million from the Novel Biotherapeutics segment.

Gross margin on product sales for the first six months of 2019 was 50%, an increase from 35% for the prior-year period, with the increase due to product mix.

R&D expenses for the first six months of 2019 were $16.3 million, compared with $14.5 million for the first six months of 2018, with the increase primarily due to higher headcount, allocation of occupancy-related costs and increases in lab supplies and depreciation expense, partially offset by a decrease in outside services. R&D expenses for first half of 2019 included $9.6 million from the Performance Enzymes segment and $6.2 million from the Novel Biotherapeutics segment. R&D expenses for the first half of 2018 included $9.8 million from the Performance Enzymes segment and $4.4 million from the Novel Biotherapeutics segment.

SG&A expenses for the first six months of 2019 were $16.3 million, compared with $15.1 million for the first six months of 2018, with the increase due to higher facilities expense and higher headcount, partially offset by lower allocation of occupancy-related costs and a decrease in legal expenses. SG&A expenses for the first half of 2019 included $4.5 million from the Performance Enzymes segment, $1.1 million from the Novel Biotherapeutics segment and the remaining portion is included in the $11.1 million in corporate overhead and depreciation and amortization expense. SG&A expenses for the first half of 2018 included $3.8 million from Performance Enzymes, $0.5 million from the Novel Biotherapeutics segment and the remaining portion is included in the $11.1 million in corporate overhead, depreciation and amortization expense.

The net loss for the six months ended June 30, 2019 was $11.6 million, or 0.21 per share, compared with a net loss for the six months ended June 30, 2018 of $8.4 million, or 0.17 per share. Non-GAAP net loss for the first six months of 2019 was $6.9 million, or 0.13 per share, compared with a non-GAAP net loss for the first six months of 2018 of $3.5 million, or $0.07 per share.

Cash and cash equivalents as of June 30, 2019 were $93.4 million, compared with $53.0 million as of December 31, 2018. In June 2019, the company raised net proceeds of approximately $50.0 million pursuant to the sale of 3,048,780 shares of common stock in a private placement with Casdin Capital, LLC.

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2019 Financial Outlook
Codexis is affirming its financial guidance for 2019, as follows:

•	Total revenues are expected to be $69 million to $72 million;

•	Product revenues are expected to be $26 million to $29 million; and

•	Gross margin on product revenues is expected to be 48% to 52%.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude the non-cash items depreciation expense and stock-based compensation expense. Non-GAAP financial measures presented are non-GAAP net loss, non-GAAP net loss per share (basic and diluted), non-GAAP R&D expense and non-GAAP SG&A expense. Non-GAAP operating expenses exclude stock-based compensation expense and depreciation of fixed assets.

Codexis management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all expenses that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. A slide presentation featuring an updated Product Pipeline to accompany the conference call commentary is available on the Investors section of the company’s website at www.codexis.com. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 1159525. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 1159525 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis is a leading protein engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of applications, including as biocatalysts for the commercial manufacture of pharmaceuticals, fine chemicals and industrial enzymes, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables improvements in protein performance, meeting customer needs for rapid, cost-effective and sustainable manufacturing in multiple commercial-scale implementations of biocatalytic processes. For more information, see www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding 2019 total revenues, product revenue and gross margin on product revenue, as well as Codexis’ expectations regarding its ability to capitalize on potential growth opportunities. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and

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collaborators; Codexis’ dependence on a limited number of products and customers; potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; Codexis’ ability to deploy its technology platform in new market spaces; Codexis’ dependence on key personnel; Codexis’ ability to compete may decline if it loses some of its intellectual property rights; third party claims that Codexis infringes third party intellectual property rights; Codexis could face increased competition if third parties misappropriate Codexis biocatalysts; the uncertainties inherent in research and the clinical development process, including risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for Codexis’ unpartnered biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ dependence on its biotherapeutic licensees and collaborators, including Codexis’ dependence on Nestlé Health Science for the successful development and commercialization of CDX-6114; Codexis’ biotherapeutic programs are early stage, highly regulated and expensive; the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and the results inherently unpredictable; results of preclinical studies and early clinical trials of product candidates may not be predictive of results of later studies or trials; unintended or undesirable side effects of our product candidates could hinder or prevent receipt of regulatory approval; even if regulatory approval is obtained for any products that we develop alone or with collaborators, such products will remain subject to ongoing regulatory requirements and expenses; our biotherapeutic products may face competition in the market; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for its biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019 and Form 10-Q filed with the SEC on May 8, 2019, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
LHA Investor Relations
Jody Cain, 310-691-7100
jcain@lhai.com

Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Product revenue	$6,249	$3,723	$14,236	$9,886
Research and development revenue	6,070	9,815	13,665	17,694
Total revenues	12,319	13,538	27,901	27,580
Costs and operating expenses:
Cost of product revenue	2,772	2,611	7,163	6,436
Research and development	8,274	7,370	16,290	14,548
Selling, general and administrative	7,896	7,395	16,311	15,141
Total costs and operating expenses	18,942	17,376	39,764	36,125
Loss from operations	(6,623)	(3,838)	(11,863)	(8,545)
Interest income	220	174	450	245
Other expenses, net	(88)	(82)	(211)	(142)
Loss before income taxes	(6,491)	(3,746)	(11,624)	(8,442)
Provision for (benefit from) income taxes	16	(11)	19	(13)
Net loss	$(6,507)	$(3,735)	$(11,643)	$(8,429)

Net loss per share, basic and diluted	$(0.12)	$(0.07)	$(0.21)	$(0.17)
Weighted average common stock shares used in computing net loss per share, basic and diluted	54,954	52,787	54,564	50,598

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$93,421	$53,039
Accounts receivable, net	11,814	11,551
Unbilled receivables, current	2,336	1,916
Inventories	720	589
Prepaid expenses and other current assets	1,950	1,068
Contract assets	—	35
Total current assets	110,241	68,198
Restricted cash	1,749	1,446
Equity securities	419	588
Right-of-use assets - Operating leases, net	25,240	—
Right-of-use assets - Finance leases, net	384	—
Property and equipment, net	5,312	4,759
Goodwill	3,241	3,241
Other non-current assets	207	1,051
Total assets	$146,793	$79,283
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,164	$3,050
Accrued compensation	4,551	5,272
Other accrued liabilities	4,059	4,855
Current portion of lease obligations - Operating leases	683	—
Current portion of lease obligations - Finance leases	183	—
Deferred revenue	5,851	4,936
Total current liabilities	17,491	18,113
Deferred revenue, net of current portion	3,249	3,352
Long-term lease obligations - Operating leases	26,147	—
Long-term lease obligations - Finance leases	—	61
Lease incentive obligation, net of current portion	—	35
Other long-term liabilities	1,222	1,416
Total liabilities	48,109	22,977

Stockholders' equity:
Common stock	6	5
Additional paid-in capital	440,795	386,775
Accumulated deficit	(342,117)	(330,474)
Total stockholders' equity	98,684	56,306
Total liabilities and stockholders' equity	$146,793	$79,283

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Codexis, Inc.
Segmented Information
(Unaudited)
(In Thousands)

	Three months ended June 30, 2019			Three months ended June 30, 2018
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$6,249	$—	$6,249	$3,723	$—	$3,723
Research and development revenue	4,340	1,730	6,070	7,442	2,373	9,815
Total revenues	10,589	1,730	12,319	11,165	2,373	13,538
Costs and operating expenses:
Cost of product revenue	2,772	—	2,772	2,611	—	2,611
Research and development (1)	5,134	2,856	7,990	4,724	2,442	7,166
Selling, general and administrative	2,362	561	2,923	1,729	304	2,033
Total segment costs and operating expenses	10,268	3,417	13,685	9,064	2,746	11,810
Income (loss) from operations	$321	$(1,687)	$(1,366)	$2,101	$(373)	$1,728
Corporate costs (2)			(4,698)			(5,209)
Depreciation and amortization			(427)			(265)
Loss before income taxes			$(6,491)			$(3,746)
(1) Research and development expenses exclude depreciation and amortization.
(2) Corporate costs included unallocated selling, general and administrative expense, interest income, and other income and expenses.

	Six months ended June 30, 2019			Six months ended June 30, 2018
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$14,236	$—	$14,236	$9,886	$—	$9,886
Research and development revenue	6,440	7,225	13,665	12,008	5,686	17,694
Total revenues	20,676	7,225	27,901	21,894	5,686	27,580
Costs and operating expenses:
Cost of product revenue	7,163	—	7,163	6,436	—	6,436
Research and development (1)	9,576	6,172	15,748	9,790	4,374	14,164
Selling, general and administrative	4,463	1,078	5,541	3,825	450	4,275
Total segment costs and operating expenses	21,202	7,250	28,452	20,051	4,824	24,875
Income (loss) from operations	$(526)	$(25)	$(551)	$1,843	$862	$2,705
Corporate costs (2)			(10,271)			(10,644)
Depreciation and amortization			(802)			(503)
Loss before income taxes			$(11,624)			$(8,442)
(1) Research and development expenses exclude depreciation and amortization.
(2) Corporate costs included unallocated selling, general and administrative expense, interest income, and other income and expenses.

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

(i) Research and development expenses
Research and development expenses - GAAP	$8,274	$7,370	$16,290	$14,548
Non-GAAP adjustments:
Depreciation expense(a)	(261)	(204)	(492)	(384)
Stock-based compensation(b)	(403)	(567)	(791)	(1,003)
Research and development expenses - Non-GAAP	$7,610	$6,599	15,007	13,161

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$7,896	$7,395	16,311	15,141
Non-GAAP adjustments:
Depreciation expense(a)	(112)	(61)	(201)	(119)
Stock-based compensation(b)	(1,585)	(1,890)	(3,260)	(3,434)
Selling, general and administrative expenses - Non-GAAP	$6,199	$5,444	12,850	11,588

(iii) Net loss
Net loss - GAAP	$(6,507)	$(3,735)	$(11,643)	$(8,429)
Non-GAAP adjustments:
Depreciation expense(a)	373	265	693	503
Stock-based compensation(b)	1,988	2,457	4,051	4,437
Net loss - Non-GAAP	$(4,146)	$(1,013)	$(6,899)	$(3,489)

(iv) Net loss per share
Net loss per share - GAAP, basic and diluted	$(0.12)	$(0.07)	$(0.21)	$(0.17)
Adjustments to GAAP net loss per share (as detailed above)	0.04	0.05	0.08	0.10
Net loss per share - Non-GAAP, basic and diluted	$(0.08)	$(0.02)	$(0.13)	$(0.07)

These non-GAAP financial measures exclude the following items:
(a) Depreciation expense: We provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(b) Stock-based compensation expense: We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
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